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                                                                    EXHIBIT 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 26, 2000, except for Note 20 for which the date is March 1, 2000 relating to the financial statements and financial statement schedule which appears in Boston Properties' Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the reference to our firm under the caption "Experts" incorporated by reference in such Registration Statement.

                                           /s/ PricewaterhouseCoopers, LLP


June 30, 2000